Exhibit 10.6

APN:

When Recorded Return To:

Patrick M. Arnold

Powell Coleman & Arnold LLP

8080 North Central Expwy, Suite 1380

Dallas, Texas  75206

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS SECURITY INSTRUMENT AT THE TIME OF EXECUTION HEREOF FOR WHICH UNDER ANY CONTINGENCY MAY BECOME SECURED BY THIS SECURITY INSTRUMENT AT ANY TIME HEREAFTER IS $8,116,841.

Construction Leasehold Mortgage, Assignment,
Security Agreement and Fixture Filing

by

Rest Easy LLC,

a Delaware limited liability company,

as Borrower,

to and in favor of

Behringer Harvard PAL I, LLC,

a Delaware limited liability company,

as Lender

This document serves as a Fixture Filing under the Oklahoma Uniform Commercial Code.

Borrower’s Organizational Identification Number is 23-3013107.

Construction Leasehold Mortgage, Assignment,
Security Agreement and Fixture Filing

This Construction Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing (“Mortgage”) is made as of the 14th day of August, 2009, by Rest Easy LLC, a Delaware limited liability company (herein referred to as “Borrower”), whose address is c/o Actus Lend Lease LLC, 1801 West End Avenue, Suite 1700, Nashville, TN 37203, in favor of Behringer Harvard PAL I, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), whose address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Recitals

Borrower is the lessee under (i) that certain Department of the Army Lease and Conveyance of Improvements DACA65-1-09-47, dated as of August 14, 2009 (as it may be amended from time to time, the “Ground Lease”) with the United States of America, acting by and through the Secretary of the Army (together with its successors and assigns, the “Landlord”) with respect to the real property legally described on Exhibit A attached hereto, a Memorandum of which is intended to be recorded immediately prior hereto, and (ii) certain Ancillary Leases (as defined in the Junior Loan Agreement) (collectively, the Ground Lease and the Ancillary Leases are referred to herein as the “Lease”) with respect to the property described on Exhibit B attached hereto and Borrower is justly indebted to Lender in the maximum principal sum of up to $25,000,000 (the “Junior Loan”), as evidenced by that certain Junior Loan Note, dated as of the date hereof (as it may be amended from time to time, the “Junior Note”) payable by the Borrower to the Lender in said principal amount, and that certain Junior Loan Agreement, dated as of the date hereof, by and between Borrower and Lender (as it may be amended from time to time, the “Junior Loan Agreement”).  As a condition precedent to making the Junior Loan, Lender has required that Borrower execute and deliver this Mortgage to Lender.  The Junior Note, the Junior Loan Agreement, this Mortgage and all other instruments and documents executed by Borrower that evidence, secure or set forth any of the Borrower’s obligations relating to the Junior Loan, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified, and whether now in existence or hereafter made and entered into, are collectively referred to as the “Junior Loan Documents.”  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Junior Loan Agreement.

Now, therefore, in order to induce Lender to make the Junior Loan to Borrower, Borrower agrees as follows:

Article I

Granting Clauses; Condition of Grant.

Section 1.1             Conveyances and Security Interests.

In order to secure the prompt payment and performance of the Obligations, Borrower:

(a)          hereby irrevocably and unconditionally grants, mortgages, conveys, transfers and assigns to Lender, under and subject to the terms and conditions set forth herein, for the benefit of Lender, with power of sale and right of entry and possession (to the extent permitted by Law), the leasehold estate created by the Lease and all other tenancy, term, right, title and interest of Borrower, of whatever character (whether vested or contingent), in and to (1) the real property described on Exhibit A and Exhibit B attached hereto together with any and all rights, privileges and benefits, of whatever character derived by Borrower, or to which Borrower may be entitled, under or by virtue of the Lease, including, without limitation: (i) any and all rights to exercise options (including, without limitation, options to purchase, renew, extend, terminate, reject or assume), give consents and receive payments, reimbursements and refunds; (ii) any and all rights to modify, change, supplement, alter, amend, terminate, cancel, sever or surrender the Lease and any and all rights to release or discharge the Landlord of or from the obligations, covenants, conditions and agreements by the Landlord to be kept, observed or performed thereunder; (iii) any and all claims and rights to the payment of damages that may presently exist or hereafter arise under or in connection with the Lease or the rights of Borrower thereunder, including, without limitation, any such claim or right that may arise as a result of the rejection or disaffirmance of the Lease by the Landlord, or by any trustee of the Landlord, pursuant to the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended (the “Code”); (iv) any and all rights, privileges and benefits, of whatever character, to which Borrower may hereafter be entitled pursuant to Section 365 of the Code, including, without limitation, all of Borrower’s rights to remain in possession after rejection or disaffirmance of the Lease by the Landlord or by any trustee of the Landlord (collectively, the “Land”) and (2) all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land (collectively, excluding the Excluded Improvements (as defined in the Lease), the “Improvements”), together with (i) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys,  passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Borrower and belonging or appertaining to the Land or Improvements; (ii) all Claims whatsoever of Borrower with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (iii) all estate, right, title and interest of Borrower in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (iv) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all additions to and Proceeds of the foregoing (collectively, the “Real Property”);

(b)           grants to Lender a security interest in all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Borrower now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property (as hereinafter defined), including (i) all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software which is owned by Borrower embedded therein), now owned or hereafter acquired by Borrower, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land (collectively, the “Accessories”); (ii) subject to the terms of the Lock Box Agreement, all accounts of Borrower within the meaning of the Uniform Commercial Code of the State (as defined herein), derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon (collectively, the “Accounts”); (iii) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Mortgage, and Lender shall have no responsibility for the performance of Borrower’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof which are owned by Borrower; (iv) all sewer and water taps, appurtenant water stock or water rights, any Type 2 nonirregation grandfathered water rights, contractual rights to water, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (v) all of Borrower’s rights and interests under all Swap Contracts, including all rights to the payment of money from Lender under any Swap Contract and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Contract; (vi) all insurance policies held by Borrower with respect to the Property or Borrower’s operation thereof; and (vii) subject to the terms of the Lock Box Agreement, all money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Borrower with Lender related to the Property, including any such deposit account from which Borrower may from time to time authorize Lender to debit and/or credit payments due with respect to the Junior Loan; together with all additions to and proceeds of all of the foregoing (collectively, the “Personalty”) (the Real Property and the Personalty shall be collectively referred to herein as the “Property”);

(c)           assigns to Lender, and grants to Lender a security interest in, Borrower’s right, title and interest in any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation (the “Condemnation Awards”) and all Insurance Proceeds; and

(d)           assigns to Lender, and grants to Lender a security interest in, all of Borrower’s right, title and interest in, but not any of Borrower’s obligations or liabilities under, all (i) contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (ii) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (iii) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (iv) all amendments of or supplements to any of the foregoing (collectively, the “Design and Construction Documents”).

All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations.  Such terms include any provisions in the Junior Note, the Junior Loan Agreement and/or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time.  The definition of “Obligations” includes future advances.

Section 1.2             Absolute Assignment of Rents.

In consideration of the making of the Junior Loan by Lender to Borrower and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower absolutely and unconditionally assigns any and all Rents received in connection with the Project to Lender, subject to the terms of the Lock Box Agreement.  This assignment is, and is intended to be, an unconditional, absolute and present assignment from Borrower to Lender of all of Borrower’s right, title and interest in and to the Rents and not an assignment in the nature of a pledge of the Rents or the mere grant of a security interest therein.  For so long as this Mortgage shall be in effect or until Lender shall otherwise consent in writing, all such Rents shall be paid to the Cash Management Agent as set forth in the Lock Box Agreement.  All such sums received by Borrower from and after the date hereof shall be deemed received in trust and shall be turned over immediately to Cash Management Agent.

Section 1.3             Security Agreement, Fixture Filing and Financing Statement.

This Mortgage creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Mortgage constitutes a security agreement from Borrower to Lender under the Uniform Commercial Code of the State.  In addition to all of its other rights under this Mortgage and otherwise, Lender shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law.  This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated.  This Mortgage shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office.  The respective mailing addresses of Borrower and Lender are set forth in the opening paragraph of this Mortgage.  A carbon, photographic or other reproduction of this Mortgage or any other financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section.  Borrower hereby irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Lender to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage.  The foregoing authorization includes Borrower’s irrevocable authorization for Lender at any time and from time to time to file any initial financing statements and amendments thereto and continuation statements that indicate the Personalty (a) as “all assets of Borrower, wherever located” or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.

Section 1.4             Release of Mortgage and Termination of Assignments and Financing Statements.

If and when Borrower has paid and performed all of the Obligations, and no further advances are to be made under the Junior Loan Agreement, Lender will provide a release of the Property from the lien of this Mortgage and termination statements for filed financing statements, if any, to Borrower.  Borrower shall be responsible for the recordation of such release and the payment of any recording and filing costs.  Upon the recording of such release and the filing of such termination statements, the absolute assignment set forth in Section 1.2 shall automatically terminate and become null and void.

Article II

Representations and Warranties.

Borrower makes the following representations and warranties to Lender:

Section 2.1             Title to Real Property.

Borrower has a valid interest in the Real Property, free and clear of all liens, encumbrances and charges (the “Encumbrances”) other than (a) any matters set forth in any policy of title insurance issued to Lender and insuring Lender’s interest in the Property which are acceptable to Lender as of the date hereof, (b) the liens and interests of this Mortgage, the Senior Loan and the Subordinate Loan and (c) any other Encumbrance that Lender shall expressly approve in its sole and absolute discretion, as evidenced by a “marked-up” commitment (or pro-forma policy) for title insurance initialed on behalf of Lender (the “Permitted Encumbrances”).  Borrower has full power and lawful authority to grant the Real Property to Lender in the manner and form herein done or intended and forever warrant and defend Borrower’s title in the Real Property against the claims of all persons, subject to the Permitted Encumbrances.  This Mortgage constitutes a valid second lien upon and security interest in Borrower’s right, title and interest in and to the Real Property.

Section 2.2             Title to Other Property.

Borrower has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances.

Article III

Affirmative Covenants.

Section 3.1             Obligations.

Borrower agrees to promptly pay and perform all of the Obligations, time being of the essence in each case.

Section 3.2             Property Assessments; Documentary Taxes.

Borrower will promptly pay in full and discharge on or before the due date thereof all Taxes and assessments of every nature which may be levied or assessed against the Property.

Section 3.3             Compliance with Laws.

Except as expressly permitted in the Lease with respect to pre-existing conditions, Borrower will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

Section 3.4             Maintenance and Repair of the Property.

Borrower, at Borrower’s sole expense, will (a) keep and maintain (or cause to be kept and maintained) the Property in good condition, working order and repair, and (b) make (or cause to be made) all necessary or appropriate repairs to the Property, so that each part of the Property shall at all times be in a good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.

Section 3.5             Additions to Security.

All right, title and interest of Borrower in and to all Improvements hereafter constructed or placed on the Property shall, without any further mortgage, conveyance, assignment or other act by Borrower, become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Borrower and specifically described in the granting clauses hereof.  Borrower agrees, however, to execute and deliver to Lender such further documents as may be reasonably required by the terms of the Junior Loan Agreement and the other Junior Loan Documents to confirm and evidence such lien.

Section 3.6             Performance of Lease.

Borrower shall (i) fulfill, perform and observe in all respects each and every material condition and material covenant of Borrower contained in the Lease; (ii) give prompt notice to Lender of any claim or event of default or noncompliance under the Lease given to Borrower by Landlord or given by Borrower to Landlord, together with a complete copy or statement of any information submitted or referenced in support of such claim or event of default; (iii) at the sole cost and expense of Borrower, enforce the performance and observance of each and every material covenant and material condition of the Lease to be performed or observed by any other party to the Lease unless such enforcement is waived in writing by Lender; (iv) appear in and defend any action challenging the validity, enforceability or priority of the lien created hereby or the validity or enforceability of the Lease; and (v) timely exercise all renewal options under the Lease while any Obligation under the Junior Loan remains outstanding.  The Lease shall not be modified, amended, terminated, cancelled or surrendered by Borrower without Lender’s prior written consent.  Without limiting the generality of the foregoing, Borrower shall not, without Lender’s prior written consent, elect to treat the Lease or the leasehold estate created thereunder as terminated under Section 365 of the Code, after rejection or disaffirmance of the Lease by the Landlord (whether as debtor in possession or otherwise) or by any trustee of the Landlord, and any such election made without such consent shall be void and ineffective.  Borrower shall not assign, transfer, mortgage, pledge or hypothecate the Lease or any interest therein to any party other than Lender, Senior Lender or Subordinate Lender without first obtaining Lender’s prior written consent.  Borrower shall not waive or release any person from the observance or performance of any material obligation to be performed under the terms of the Lease or liability on account of any material warranty given thereunder.  Any modification, amendment, termination, cancellation, surrender, assignment, transfer, mortgage, pledge, hypothecation, waiver or release in violation of the foregoing shall be null and void and of no force and effect.  Borrower agrees that if Borrower, at any time while the Obligations are outstanding, acquires fee title or any greater estate than it holds as of the date of this Mortgage in and to the Land or the Real Property, the lien of this Mortgage shall automatically attach, extend to, cover and encumber such fee title or other greater estate, and that Borrower shall execute such further documents and take such further actions as Lender may reasonably request to confirm such lien.  Without limiting the foregoing sentence, unless Lender otherwise consents or elects, fee title to the Real Property and the leasehold interest in the Land created by the Lease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates in Borrower, Lender or any other person by purchase, operation of Law, foreclosure of this Mortgage, sale of the Real Property pursuant to this Mortgage or otherwise.

Article IV

Negative Covenants.

Section 4.1             Encumbrances.

Borrower will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances.  Within sixty (60) days after the filing of any mechanic’s lien or other lien or Encumbrance against the Property, Borrower will promptly discharge the same by payment or recording a bond or otherwise as permitted by Law.  So long as Lender’s security has been protected by the recording of a bond or otherwise in a manner satisfactory to Lender in its sole and absolute discretion, Borrower shall have the right to contest in good faith any Claim or Encumbrance, provided that Borrower does so diligently and without prejudice to Lender or delay in completing construction of the Improvements.  Borrower shall give Lender Notice of any default under any lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.

Section 4.2             Transfer of the Property.

Borrower will not, without the prior written consent of Lender, transfer pursuant to a direct or indirect sale, assignment or conveyance, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration, or contract to do so, all or any part of the Property or any legal or beneficial interest therein (except as may be permitted in this Mortgage).  Except as set forth in the Junior Loan Agreement, the transfer of any membership interest in Borrower (whether in one or more transactions during the term of the Obligations) shall be deemed to be a prohibited transfer of the Property.

Section 4.3             Removal, Demolition or Alteration of Improvements.

Except to the extent permitted by the following section, no Improvements shall be removed, demolished or materially altered without the prior written consent of Lender.

Section 4.4             Additional Improvements.

Borrower will not construct, demolish or materially alter any Improvements other than those presently on the Land, those described in the Junior Loan Agreement and those described in the Design/Build Agreement for the LSCR Phase of the IDP, without the prior written consent of Lender.  Subject to, and in accordance with, the terms and conditions of the Design/Build Agreement, Borrower will complete and pay for, within a reasonable time, any Improvements which Borrower is permitted to construct on the Land.  Borrower will construct and erect any permitted Improvements (a) strictly in accordance with the Lease, any other contracts with Landlord, all applicable Laws (as set forth in the Lease) and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land.

Section 4.5             Restrictive Covenants, Zoning, etc.

Without the prior written consent of Lender, Borrower will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property, or consent to or vote in favor of the inclusion of the Property in any community facilities or limited improvement district or any other improvement, assessment or similar district.  Borrower (a) will promptly perform and observe, and cause to be performed and observed, all of the material terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things reasonably necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Article V

Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Mortgage:

Section 5.1             Junior Loan Agreement.

The occurrence of an Event of Default under the Junior Loan Agreement.

Section 5.2             Transfers.

Borrower, without the prior written consent of Lender, transfers pursuant to a direct or indirect sale, assignment or conveyance, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration, or contract to do so, all or any part of the Property or any legal or beneficial interest therein.

Section 5.3             Other Obligations.

Borrower fails to promptly perform or comply with any of the Obligations set forth in this Mortgage (other than those expressly described in other Sections of this Article V), and such failure continues uncured for a period of ninety (90) days after Notice from Lender to Borrower, unless (a) such failure, by its nature, is not capable of being cured within such period and (b) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof and provides evidence of such efforts upon request to Lender.

Article VI

Rights and Remedies.

Upon the happening and during the continuance of any Event of Default, Lender shall have the right, in addition to any other rights or remedies available to Lender under any of the Junior Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:

Section 6.1             Acceleration.

Lender may accelerate all Obligations under the Junior Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Borrower).

Section 6.2             Foreclosure; Power of Sale.

Lender, shall have all of the rights and may exercise all of the powers set forth in applicable Law of the State.  Lender, pursuant to the power of sale herein conferred if such power of sale is allowed under applicable Law, may sell the Property in its entirety or in parcels, and by one or by several sales, as deemed appropriate by Lender in its sole and absolute discretion.  If Lender chooses to have more than one foreclosure sale, Lender may cause the foreclosure sales to be held simultaneously or successively, on the same day, or on such different days and at such different times as Lender may elect.  Lender shall receive and apply the proceeds from the sale of the Property, or any portion thereof, in accordance with applicable Law.  Immediately upon the first delivery or publication of any advertisement or notice of sale, there shall become due and owing by Borrower all Expenses incident to any foreclosure proceedings under this Mortgage together with fees and expenses of the Lender, and no Person shall be required to receive only the aggregate amount of the Obligations to the date of payment unless the same is accompanied by a tender of such Expenses and fees.  All Expenses incurred by Lender must be paid by Borrower as part of any reinstatement tendered in connection with a sale of the Property.  Lender may bid and become the purchaser of all or any part of the Property at any foreclosure sale hereunder.

Section 6.3             Judicial Action.

Lender shall have the right from time to time to sue Borrower for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Mortgage, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Lender thereafter to enforce any appropriate remedy against Borrower, including an action of foreclosure or an action for specific performance, for a Default (as defined in the Junior Loan Agreement) or Event of Default existing at the time such earlier action was commenced.

Section 6.4             Collection of Rents.

Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to (i) take possession of any or all of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, (ii) subject to the terms of the Lock Box Agreement, to collect all Rents from the Property and apply the proceeds against the sums due under this Mortgage, and (iii) exercise all other rights with respect to the Property described in this Mortgage.  Borrower hereby appoints Lender as Borrower’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence and during the continuance of an Event of Default and is coupled with an interest and, subject to a cure of such Event of Default in accordance with the terms of the Junior Loan Documents, is irrevocable prior to the full and final payment and performance of the Obligations, in Borrower’s name or in Lender’s name: (a) subject to the terms and conditions of the Lock Box Agreement, to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by Lender; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any agreements relating to the Rents payable thereunder; and (e) to do all other acts and things with respect to the Rents which Lender may deem necessary or desirable to protect the security for the Obligations.

Section 6.5             Taking Possession or Control of the Property.

As a matter of right without regard to the adequacy of the security, and to the extent permitted by Law without notice to Borrower, Lender shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed sale of the Property or otherwise, and Borrower hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to Lender pursuant to Section 6.4.  In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Lender may (a) enter upon, and take possession of (and Borrower shall surrender actual possession of), the Property or any part thereof, without notice to Borrower and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Borrower and its agents and employees therefrom.

Section 6.6             Management of the Property.

Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 6.5, Lender or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Borrower (the costs of completing such Improvements shall be Expenses secured by this Mortgage and shall accrue interest as provided in the Junior Loan Agreement and the other Junior Loan Documents).  Lender or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct.  The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Lender shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

Section 6.7             Uniform Commercial Code.

Lender may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code.  Upon the occurrence and during the continuation of any Event of Default, Borrower shall assemble all of the Accessories and make the same available within the Improvements.  Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Personalty.  Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located.  It shall be deemed commercially reasonable for the Lender to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.  Alternatively, Lender may choose to dispose of some or all of the Property, in any combination consisting of both Personalty and Real Property, in one sale to be held in accordance with the Law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code.  Borrower agrees that such a sale of Personalty together with Real Property constitutes a commercially reasonable sale of the Personalty.

Section 6.8             Application of Proceeds.

Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article VI and any other proceeds received by Lender from the exercise of any of its other rights and remedies hereunder or under the other Junior Loan Documents shall, subject to the terms and conditions of the Lock Box Agreement, be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Lender may elect.

Section 6.9             Other Remedies.

Lender shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Borrower provided under the Junior Loan Documents or by applicable Laws.

Article VII

Miscellaneous.

Section 7.1             Rights, Powers and Remedies Cumulative.

Each right, power and remedy of Lender as provided for in this Mortgage, or in any of the other Junior Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in any of the other Junior Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies.

Section 7.2             No Waiver by Lender.

No course of dealing or conduct by or among Lender and Borrower shall be effective to amend, modify or change any provisions of this Mortgage or the other Junior Loan Documents.  No failure or delay by Lender to insist upon the strict performance of any term, covenant or agreement of this Mortgage or of any of the other Junior Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Lender from exercising any such right, power or remedy at any later time or times.  By accepting payment after the due date of any of the Obligations, Lender shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations.  Neither Borrower nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Lender to comply with any request of Borrower or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Lender, or (c) Lender’s extending the time of payment or modifying the terms of this Mortgage or any of the other Junior Loan Documents without first having obtained the consent of Borrower or such other Person.  Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Property, Lender may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Mortgage or any of the other Junior Loan Documents without in any way impairing or affecting the lien of this Mortgage or the priority of this Mortgage over any subordinate lien.  The holder of any subordinate lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Mortgage.  Lender may resort to the security or collateral described in this Mortgage or any of the other Junior Loan Documents in such order and manner as Lender may elect in its sole discretion.

Section 7.3             Waivers and Agreements Regarding Remedies.

To the full extent Borrower may do so, Borrower hereby:

(a)           agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, extension and notice of election to accelerate the Obligations;

(b)           waives all rights to a marshalling of the assets of Borrower, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Lender under the terms of this Mortgage to a sale of the Property without any prior or different resort for collection, or the right of Lender to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c)           waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded.  If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed.  If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action.  The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d)           waives and relinquishes any and all rights and remedies which Borrower may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties; and

(e)           to the maximum extent permitted by Law, Borrower waives any right to assert that the Property was created in violation of applicable subdivision ordinances and regulations and agrees to take all actions and execute all documents requested by Lender in connection with compliance with or exemption from all applicable subdivision ordinances and regulations.

Section 7.4             Successors and Assigns.

All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of Borrower (including any permitted subsequent owner of the Property), and inure to the benefit of Lender and its successors and assigns.

Section 7.5             No Warranty by Lender.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Borrower or to be given to Lender pursuant to this Mortgage or any of the other Junior Loan Documents, Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Lender.

Section 7.6             Amendments.

This Mortgage may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

Section 7.7             Severability.

In the event any one or more of the provisions of this Mortgage shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Junior Loan Documents operates or would prospectively operate to invalidate this Mortgage, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Junior Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 7.8             Notices.

All Notices, demands or documents to be delivered under this Mortgage shall be given in writing in the manner provided for the giving of notices under the Junior Loan Agreement.

Section 7.9             Rules of Construction.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Mortgage in its entirety.  The terms “agree” and “agreements” mean and include “covenant” and “covenants.”  The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”  The headings of this Mortgage are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof.  All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Junior Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Mortgage unless expressly indicated otherwise.  Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Mortgage shall have the meaning ascribed to that term in the Uniform Commercial Code of the State.  If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

Section 7.10           Governing Law.   This Mortgage shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State.

Section 7.11           Entire Agreement.  The Junior Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Obligations, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Junior Loan Documents.  In particular, and without limitation, the terms of any commitment by Lender to make the Junior Loan are merged into the Junior Loan Documents.  Except as incorporated in writing into the Junior Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Junior Loan Documents.

Section 7.12           Certain Provisions Incorporated by Reference.

The provisions of the Junior Loan Agreement and the Junior Note (and any other Junior Loan Document) that govern adjustments, if any, to the interest rate and payment amount, the accrual of interest and increases, if any, in the principal balance, are incorporated in this Mortgage by reference as though fully set forth herein.

Section 7.13           Nature of Obligations.

Except as provided in that certain Guaranty and Indemnity (as defined in the Junior Loan agreement) of even date herewith, the obligations of Borrower hereunder to pay and perform the Obligations (including, without limitation, such Obligations as are evidenced by the Junior Note) shall be without recourse to Borrower’s members, shareholders, officers, affiliates, directors, partners, agents, employees or consultants, or any affiliate of any such person, or to the property or assets of any such person.  Notwithstanding anything to the contrary herein, nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Federal Bankruptcy Code or any similar federal or state statute to file a claim for the full amount of the Obligations secured hereby or to require that all Collateral shall continue to secure all Obligations owing to Lender in accordance with the Junior Note, this Deed of Trust and the other Junior Loan Documents.  The foregoing will in no way limit Lender’s recourse to the Collateral following an Event of Default or limit the liability under any Contract to which any Affiliate of Borrower is a party and which has been assigned to Junior Lender as Collateral for the Junior Loan, including but not limited to the Construction Guaranty of even date herewith and any Contract assigned as Collateral under the Assignment of Contracts, Permits and Approvals of even date herewith executed by Borrower and the other parties thereto and the Collateral Assignment of Lodging Management Agreement also of even date herewith executed by Borrower and the other parties thereto.

Section 7.14           Use of Loan Proceeds.

This Mortgage secures a loan made for the purpose of building or improving a building.

Article VIII

State Specific Provisions

Section 8.1             Principles of Construction.

In the event of any inconsistencies between the terms and conditions of this Article 8 and the other provisions of this Mortgage, the terms and conditions of this Article 8 shall control and be binding.

Section 8.2             Definitions.

The term “State” as used herein shall mean the State of Oklahoma.

Section 8.3             Construction Mortgage.

This Mortgage is also a “construction mortgage” as that term is defined in the version of Uniform Commercial Code enacted in the State.

Section 8.4             Certain Matters Relating to Property Located in Oklahoma.

With respect to Property located in the State of Oklahoma, notwithstanding anything contained herein to the contrary:

(a)           Term.  The Obligations secured by this Mortgage are payable on or before September 1, 2016 as more particularly described in the Junior Loan Documents.

(b)           Power of Sale. Lender may elect to use the non-judicial power of sale which is hereby granted and conferred. Such power of sale shall be exercised by giving Borrower notice of Lender’s intent to foreclose by power of sale and setting forth among other things, the nature of the breach(es) or default(s) and the action required to effect a cure thereof and the time period within which such cure may be effected all in compliance with the Oklahoma Power of Sale Mortgage Foreclosure Act, 46 Okla. Stat. Section 40 et seq. (the “Act”), as the same may be amended from time to time or other applicable statutory authority. If no cure is effected within the statutory time limits, Lender may accelerate the indebtedness secured by this Mortgage without further notice (the Act’s cure period shall run concurrently with any contractual provisions for notice and/or cure period before acceleration of the indebtedness) and may then proceed in the manner and subject to the conditions of the Act to send to Borrower and other necessary parties a notice of sale and to sell and convey the Property and other collateral in accordance with the above referenced statutes. The sale shall be made at one or more sales, as an entirety or in parcels, upon such notice, at such time and places, subject to all conditions and with the proceeds thereof to be applied all as provided in the Act. No action of Lender based upon the provisions contained herein or contained in the Act, including, without limitation, the giving of the notice of intent to foreclose by power of sale or the notice of sale, shall constitute an election of remedies which would preclude Lender from pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure. Borrower fully understands the consequences of conferring on Lender the above-described power of sale, and if Lender elects to enforce this Mortgage by exercising such power of sale, Borrower hereby expressly waives, to the fullest extent permitted by Law, any right to a judicial hearing prior to the sale of the Property.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE (LENDER) TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR (BORROWER) UNDER THIS MORTGAGE.

(c)           Judicial Foreclosure. Whether or not proceedings have commenced by the exercise of the power of sale above given, Lender in lieu of proceeding with the power of sale may at its option declare the whole amount of the indebtedness remaining unpaid, immediately due and payable without notice, and proceed by suit or suits in equity or at law to foreclose this Mortgage.

(d)           Waiver of Appraisement. Notwithstanding anything to the contrary contained in this Mortgage or the other Junior Loan Documents, if the Lender elects to foreclose upon this Mortgage by judicial proceedings, appraisement of the Property is waived or not waived at the option of the Lender. Such option can be exercised at or prior to the time judgment is rendered in any judicial foreclosure thereof.

(e)           Mortgage Tax.  Borrower shall pay the Oklahoma Real Estate Mortgage Tax to be paid upon the recording of the Mortgage pursuant to 68 Okla. Stat. Section 1901 et seq.

Section 8.5             Maximum Principal Indebtedness.

Notwithstanding anything else in the Mortgage to the contrary, the maximum amount of principal debt secured by this Mortgage, not including funds disbursed to protect the security of the Mortgage, shall not exceed at any one time $8,116,841.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Mortgage to be executed as of the day and year first written above.

BORROWER:

REST EASY LLC, a Delaware limited liability company

By:	RE MANAGING MEMBER LLC, its managing member

	By:	Actus Lend Lease Holdings LLC, its sole member

		By:	/s/ Marc Sierra
Mark Sierra
Executive Vice President

STATE OF	)
) ss.
COUNTY OF	)

This instrument was acknowledged before me on August         , 2009, by                                             , as                                          of Actus Lend Lease Holdings LLC, as sole member of RE Managing Member LLC, as the managing member of Rest Easy LLC, a Delaware limited liability company.

/s/ Susan Gaw Henderson
Notary Public

My Commission Expires:
Commission No.:

[AFFIX NOTARY SEAL]

[Signature page to PAL Junior Mortgage (Fort Sill)]

Exhibit A

Legal Description

LEGAL DESCRIPTION FT. SILL FOR PARCEL-A

All that certain lot, piece or parcel of land, belonging, lying, situate in Fort Sill Military Reservation, Comanche County, Oklahoma being known and designated as Parcel-A, as shown on the survey entitled, “ALTA Survey Privatization Army Lodging Parcel-A / Main Lodging, Fort Sill, Oklahoma”, dated July 15, 2009 and being more particularly described as follows:

Commencing at a found chiseled “X” in the concrete median on the overpass of Ft. Sill Blvd., the chiseled “X” is 8.9 feet West of the East edge of the median, 9.1 feet East of the West edge of the median and 38.8 feet North of the end of the concrete. Chiseled “X” being the Northeast corner of Section 24, Township 2 North, Range 12 West, I. M. Meridian, in Fort Sill, Comanche County, Oklahoma. As referenced by the Certified Corner Record, dated 16 September 2003, filed by Edward Deral Paulk, Jr., license number, L.S. 1279, said chiseled “X” having the following coordinates: X= 1846766.423 Y= 474992.679, NAD 1983 (ADJ 1993 HARN) Oklahoma State Plane Coordinates for the South Zone in U.S. Survey feet, go N22°53’18”E a distance of 10113.21 feet to a 2 ½” aluminum disk stamped “A-01” set flush with the ground on top of a 5/8” X 24” iron rod, set at the edge of the pavement on the West side of Geronimo Road, said disk being the POINT OF BEGINNING.

Thence from said “Point of Beginning” along said edge of the pavement on the West side of Geronimo Road S24°07’13”W a distance of 155.42 feet to a point, thence S21°22’21”W a distance of 51.53 feet to a point, thence S15°55’36”W a distance of 41.33 feet to a monument stamped “A-02”, thence continuing along said edge of pavement S11°57’59”W a distance of 1051.26 feet to a monument stamped “A-03”, set at said edge of pavement, thence S50°39’31”E a distance of 5.70 feet to a monument stamped “A-04”, set at the back of the curb on the West side of Geronimo Road, thence along said back of curb following an arc 42.11 feet to the right, having a radius of 26.64 feet, the chord of which is S57°26’39”W for a distance of 37.86 feet to a monument stamped “A-05”, set at the back of the curb on the North side of Fergusson Road, thence along said back of curb N76°45’32”W a distance of 1243.48 feet to a monument stamped “A-06”, thence along an arc 184.22 feet to the right, having a radius of 678.97 feet, the chord of which is N69°17’35”W for a distance of 183.65 feet to a monument stamped “A-07”, thence leaving said back of curb N30°46’11”E a distance of 367.39 feet to a monument stamped “A-08”, thence N38°47’32”E a distance of 542.31 feet to a monument stamped “A-09”, set at the Northwest corner of a culvert drain concrete headwall, thence N77°11’52”W a distance of 231.44 feet to a monument stamped “A-10”, set at the back of the curb on the East side of a driveway, thence N72°06’20”W a distance of 92.72 feet to a monument stamped “A-11”, thence N58°40’27”W a distance of 113.27 feet to a monument stamped “A-12”, set at the back of the curb on the East side of Condon Road, thence crossing the Main Driveway in line with the back of the curb on the East side of Condon Road N44°44’40”E a distance of 58.05 feet to a monument stamped “A-13”, set at the back of the curb on the East side of Condon Road, thence S63°35’26”E a distance of 132.37 feet to a monument stamped “A-14”, set at the North edge of the sidewalk on the North side of the Main Driveway,  thence along said sidewalk S76°59’28”E a distance of 384.36 feet to a monument stamped “A-15”, set at the North edge of said sidewalk, thence N12°53’07”E a distance of 418.28 feet to a monument stamped “A-16”, set at the Northeast corner of a parking lot, thence S75°44’16”E a distance of 1008.17 feet back to the POINT OF BEGINNING.

The above described parcel contains 36.80 acres (1602919 sq. ft.).

LEGAL DESCRIPTION FT. SILL FOR PARCEL-B

All that certain lot, piece or parcel of land, belonging, lying, situate in Fort Sill Military Reservation, Comanche County, Oklahoma being known and designated as Parcel-B, as shown on the survey entitled, “ALTA Survey Privatization Army Lodging Parcel-B / SW Corner Main Lodging, Fort Sill, Oklahoma”, dated July 15, 2009 and being more particularly described as follows:

Commencing at a found chiseled “X” in the concrete median on the overpass of Ft. Sill Blvd., the chiseled “X” is 8.9 feet West of the East edge of the median, 9.1 feet East of the West edge of the median and 38.8 feet North of the end of the concrete. Chiseled “X” being the Northeast corner of Section 24, Township 2 North, Range 12 West, I. M. Meridian, in Fort Sill, Comanche County, Oklahoma. As referenced by the Certified Corner Record, dated 16 September 2003, filed by Edward Deral Paulk, Jr., license number, L.S. 1279, said chiseled “X” having the following coordinates: X= 1846766.423 Y= 474992.679, NAD 1983 (ADJ 1993 HARN) Oklahoma State Plane Coordinates for the South Zone in U.S. Survey feet, go N12°05’33”E a distance of 8722.75 feet to a 2 ½” aluminum disk stamped “B-01” set flush with the ground on top of a 5/8” X 24” iron rod, set at the back of the curb on the North side of Fergusson Road, said disk being the POINT OF BEGINNING.

Thence from said “Point of Beginning” go along said back of curb on  an arc 51.57 feet to the right, having a radius of 29.24 feet, the chord of which is N22°15’03”W for a distance of 45.14 feet to a monument stamped “B-02”, set at the back of the curb on the East side of Condon Road, thence along said back of curb N28°46’30”E a distance of 247.62 feet to a point at the back of said curb, thence along an arc 221.78 feet to the right, having a radius of 1198.31 feet, the chord of which is N35°34’09”E for a distance of 221.47 feet to a point at the back of said curb, thence N42°14’15”E a distance of 386.01 feet to a point at the back of said curb, thence along an arc 14.04 feet to the right, having a radius of 21.10 feet, the chord of which is N55°37’33”E for a distance of 13.79 feet to a monument stamped “A-12”, set at the back of the curb on the East side of Condon Road, thence S58°40’27”E a distance of 113.27 feet to a monument stamped “A-11”, thence S72°06’20”E a distance of 92.72 feet to a monument stamped “A-10”, set at the back of the curb on the East side of a driveway, thence S77°11’52”E a distance of 231.44 feet to a monument stamped “A-09”, set at the Northwest corner of a culvert drain concrete headwall, thence S38°47’32”W a distance of 542.31 feet to a monument stamped “A-08”, thence S30°46’11”W a distance of 367.39 feet to a monument stamped “A-07”, set at the back of the curb on the North side of Fergusson Road, thence, at the back of said curb, along an arc 193.37 feet to the left, having a radius of 903.01 feet, the chord of which is N65°36’46”W for a distance of 193.00 feet to a point at the back of said curb, thence N72°46’26”W a distance of 218.80 feet back to the POINT OF BEGINNING.

The above described parcel contains 8.75 acres (380935 sq. ft.).

LEGAL DESCRIPTION FT. SILL FOR PARCEL-C

All that certain lot, piece or parcel of land, belonging, lying, situate in Fort Sill Military Reservation, Comanche County, Oklahoma being known and designated as Parcel-C, as shown on the survey entitled, “ALTA Survey Privatization Army Lodging Parcel-C / Garage #418, Fort Sill, Oklahoma”, dated July 15, 2009 and being more particularly described as follows:

Commencing at a found chiseled “X” in the concrete median on the overpass of Ft. Sill Blvd., the chiseled “X” is 8.9 feet West of the East edge of the median, 9.1 feet East of the West edge of the median and 38.8 feet North of the end of the concrete. Chiseled “X” being the Northeast corner of Section 24, Township 2 North, Range 12 West, I. M. Meridian, in Fort Sill, Comanche County, Oklahoma. As referenced by the Certified Corner Record, dated 16 September 2003, filed by Edward Deral Paulk, Jr., license number, L.S. 1279, said chiseled “X” having the following coordinates: X= 1846766.423 Y= 474992.679, NAD 1983 (ADJ 1993 HARN) Oklahoma State Plane Coordinates for the South Zone in U.S. Survey feet, go N23°28’03”E a distance of 13711.57 feet to a 2 ½” aluminum disk stamped “C-01” set flush with the ground on top of a 5/8” X 24” iron rod, set at the edge of the asphalt on the North side of Ganahl Road, said disk being the POINT OF BEGINNING.

Thence from said “Point of Beginning” go N77°34’22”W a distance of 76.74 feet to a monument stamped “D-02”, set at the edge of the parking lot on the North side of Ganahl Road,  thence along the South edge of the parking lot N75°28’16”W a distance of 57.60 feet to a monument stamped “D-03”, set at said edge of the asphalt at Southwest corner of parking area, thence along the West edge of the parking lot N10°24’26”E a distance of 26.87 feet to a monument stamped “D-04”, set at the Northwest corner of the parking area, thence along North side of parking area S76°38’37”E a distance of 58.32 feet to a monument stamped “D-01”, set at the Northeast corner of the parking area, thence S84°43’05”E a distance of 74.67 feet to a monument stamped “D-12”, being part of RCI Parcel-D, thence along said RCI Parcel-D boundary S8°03’57”W a distance of 37.42 feet back to the POINT OF BEGINNING.

The above described parcel contains 0.09 acres (4059.7 sq. ft.).

LEGAL DESCRIPTION FT. SILL FOR PARCEL-E

All that certain lot, piece or parcel of land, belonging, lying, situate in Fort Sill Military Reservation, Comanche County, Oklahoma being known and designated as Parcel-E, as shown on the survey entitled, “ALTA Survey Privatization Army Lodging Parcel-E / Comanche House, Fort Sill, Oklahoma”, dated July 15, 2009 and being more particularly described as follows:

Commencing at a found chiseled “X” in the concrete median on the overpass of Ft. Sill Blvd., the chiseled “X” is 8.9 feet West of the East edge of the median, 9.1 feet East of the West edge of the median and 38.8 feet North of the end of the concrete. Chiseled “X” being the Northeast corner of Section 24, Township 2 North, Range 12 West, I. M. Meridian, in Fort Sill, Comanche County, Oklahoma. As referenced by the Certified Corner Record, dated 16 September 2003, filed by Edward Deral Paulk, Jr., license number, L.S. 1279, said chiseled “X” having the following coordinates: X= 1846766.423 Y= 474992.679, NAD 1983 (ADJ 1993 HARN) Oklahoma State Plane Coordinates for the South Zone in U.S. Survey feet, go N22°53’09”E a distance of 13664.97 feet to a 2 ½” aluminum disk stamped “E-01” set flush with the ground on top of a  5/8” X 24” iron rod, set at the back of the curb on the West side of Geronimo Road, said disk being the POINT OF BEGINNING.

Thence from said “Point of Beginning” go along said back of curb  S10°21’30”W a distance of 204.59 feet to a monument stamped “E-02”, thence along an arc 29.78 feet to the right, having a radius of 19.31 feet, the chord of which is S54°43’38”W for a distance of 26.91 feet, to a monument stamped “E-03”, set at the back of the curb on the North side of Hamilton Road, thence N79°10’20”W a distance of 182.11 feet to a monument stamped “E-04”, set at the back of the curb on the North side of Hamilton Road and at the East side of a sidewalk, thence along said edge of sidewalk  N10°40’01”E a distance of 57.01 feet to a monument stamped “E-05”, thence N56°13’23”E a distance of 72.68 feet to a monument stamped “E-06”, set at the edge of the asphalt of a dead-end service road, thence S31°53’52”E a distance of 14.60 feet to a monument stamped “E-07”, set at the edge of the asphalt of said dead-end service road, thence N55°47’15”E a distance of 83.13 feet to a monument stamped “E-08”, set at the West edge of a parking area, thence N28°12’32”E a distance of 35.80 feet to a monument stamped “E-09”, set at the Northwest corner of said parking area, thence, along the East edge of an asphalt driveway,  along an arc 44.51 feet to the right, having a radius of 61.59 feet, the chord of which is N22°41’18”E for a distance of 43.54 feet to a point, thence N49°55’28”E a distance of 28.56 feet to a monument stamped “E-10”, set at the back of the curb on the South side of Geronimo Road, thence along said back of curb  S67°58’43”E a distance of 24.91 feet to a point, thence along an arc 32.84 feet to the right, having a radius of 29.51 feet, the chord of which is S21°43’40”E for a distance of 31.17 feet back to the POINT OF BEGINNING.

The above described parcel contains 0.72 acres (31354.8 sq. ft.).

Exhibit B

Description of Ancillary Leases

Schedule to Exhibit 10.6

Substantially Identical Mortgages Omitted

State	County	Subject U.S. Army Installation

Louisiana	Vernon Parish	Fort Polk
Kansas	Leavenworth	Fort Leavenworth
Hawaii	Honolulu	Tripler/ Fort Shafter
Alabama	Dale	Fort Rucker
Kansas	Riley	Fort Riley, Parcels A and E
Kansas	Geary	Fort Riley, Parcels B, C and D